EXHIBIT 99

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   Condensed Consolidated Financial Statements

                                 March 31, 2001

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                   Three Months Ended March 31, 2001 and 2000

                                      INDEX

        FINANCIAL STATEMENTS:

        Condensed Consolidated Balance Sheets                                1
        Condensed Consolidated Statements of Operations and
            Comprehensive Income                                             2
        Condensed Consolidated Statements of Cash Flows                      3
        Notes to Condensed Consolidated Financial Statements                 4

The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with accounting principles generally accepted in the United States of America in making such determinations.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                  (Dollars in thousands, except per share data)

                                                                           March 31,     December 31,
                              ASSETS                                         2001            2000
                                                                             ----            ----
Bonds at market value (amortized cost of $2,040,970 and
   $1,979,942)                                                             $2,158,375     $2,084,282
Equity investments at market value (cost of $10,006)                            9,746          9,746
Short-term investments                                                         73,174        112,493
                                                                           ----------     ----------
     Total investments                                                      2,241,295      2,206,521
Cash                                                                           14,599          7,053
Deferred acquisition costs                                                    209,075        201,136
Prepaid reinsurance premiums                                                  362,399        354,117
Reinsurance recoverable on unpaid losses                                       22,035         24,617
Receivable for securities sold                                                  2,947          4,595
Other assets                                                                  184,756        184,551
                                                                           ----------     ----------

          TOTAL ASSETS                                                     $3,037,106     $2,982,590
                                                                           ==========     ==========

            LIABILITIES AND MINORITY INTEREST AND SHAREHOLDER'S EQUITY

Deferred premium revenue                                                   $  963,173     $  936,826
Losses and loss adjustment expenses                                            99,639        116,336
Deferred federal income taxes                                                 131,387        123,121
Ceded reinsurance balances payable                                             52,324         48,784
Payable for securities purchased                                               21,284          5,158
Long-term debt                                                                120,000        120,000
Minority interest                                                              39,372         37,228
Accrued expenses and other liabilities                                         62,675        106,271
                                                                           ----------     ----------

          TOTAL LIABILITIES AND MINORITY INTEREST                           1,489,854      1,493,724
                                                                           ----------     ----------

Common stock (400 shares authorized, issued and outstanding;
   par value of $37,500 per share)                                             15,000         15,000
Additional paid-in capital                                                    789,922        789,922
Accumulated other comprehensive income [net of deferred
   income tax provision of $38,233 and $34,527]                                78,912         69,553
Accumulated earnings                                                          663,418        614,391
                                                                           ----------     ----------

          TOTAL SHAREHOLDER'S EQUITY                                        1,547,252      1,488,866
                                                                           ----------     ----------

              TOTAL LIABILITIES AND MINORITY INTEREST
                     AND SHAREHOLDER'S EQUITY                              $3,037,106     $2,982,590
                                                                           ==========     ==========

           See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE INCOME

                             (Dollars in thousands)

                                                             Three Months Ended March 31,
                                                             ----------------------------

                                                                 2001          2000
                                                                 ----          ----
REVENUES:

   Net premiums written (net of premiums ceded of
      $32,316 and $29,931)                                     $ 71,373      $ 36,936

   Decrease (increase) in deferred premium revenue              (20,109)       10,648
                                                               --------      --------
   Premiums earned (net of premiums ceded of
      $22,095 and $19,896)                                       51,264        47,584

   Net investment income                                         31,308        27,998

   Net realized gains (losses)                                    1,726       (26,812)

   Other income                                                     250            58
                                                               --------      --------

                  TOTAL REVENUES                                 84,548        48,828
                                                               --------      --------

EXPENSES:

   Losses and loss adjustment expenses (net of
      reinsurance recoveries of $369 and $55)                     2,778         1,781

   Policy acquisition costs                                       9,274         9,681

   Merger related expenses                                                      9,195

   Other operating expenses                                       9,098        10,548
                                                               --------      --------

                  TOTAL EXPENSES                                 21,150        31,205
                                                               --------      --------

   Minority interest and equity earnings                           (574)         (379)
                                                               --------      --------

INCOME BEFORE INCOME TAXES                                       62,824        17,244

   Provision for income taxes                                    13,797           205
                                                               --------      --------

          NET INCOME                                             49,027        17,039
                                                               --------      --------

Other comprehensive income, net of tax:

   Unrealized gains on securities:

      Holding gains arising during period                        10,572        22,409

      Less: reclassification adjustment for gains (losses)
         included in net income                                   1,213       (17,849)
                                                               --------      --------

   Other comprehensive income                                     9,359        40,258
                                                               --------      --------

      COMPREHENSIVE INCOME                                     $ 58,386      $ 57,297
                                                               ========      ========

           See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Dollars in thousands)

                                                    Three Months Ended March 31,
                                                    ----------------------------

                                                        2001          2000
                                                        ----          ----
Cash flows from operating activities:

   Premiums received, net                             $  74,576      $  28,377

   Policy acquisition and other operating expenses
     paid, net                                          (70,480)       (31,394)

   Recoverable advances received (paid)                   1,536           (709)

   Loss and LAE recovered (paid), net                   (20,279)           679

   Net investment income received                        32,314         28,079

   Federal income taxes paid                             (9,495)       (10,949)

   Interest paid                                         (1,500)        (1,500)

   Other, net                                             1,877         (2,354)
                                                      ---------      ---------

          Net cash provided by operating activities       8,549         10,229
                                                      ---------      ---------

Cash flows from investing activities:

   Proceeds from sales of bonds                         114,451        694,871

   Purchases of bonds                                  (155,061)      (806,855)

   Purchases of property and equipment                     (430)        (2,291)

   Net decrease in short-term securities                 39,862        103,647

   Other investments, net                                   175             11
                                                      ---------      ---------

          Net cash used for investing activities         (1,003)       (10,617)
                                                      ---------      ---------

Net increase (decrease) in cash                           7,546           (388)

Cash at beginning of period                               7,053          4,153
                                                      ---------      ---------

Cash at end of period                                 $  14,599      $   3,765
                                                      =========      =========

           See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

               FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000

1.    ORGANIZATION AND OWNERSHIP

      Financial Security Assurance Inc. (the Company), a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. (the Parent), is an insurance company domiciled in the State of New York. The Company is primarily engaged in the business of providing financial guaranty insurance on asset-backed and municipal obligations.

2.    BASIS OF PRESENTATION

      The accompanying condensed consolidated financial statements have been prepared by the Company and are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows at March 31, 2001 and for all periods presented, have been made.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These statements should be read in conjunction with the Company's December 31, 2000 consolidated financial statements and notes thereto. The year-end condensed balance sheet was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The results of operations for the periods ended March 31, 2001 and 2000 are not necessarily indicative of the operating results for the full year. Certain prior year balances have been reclassified to conform to current year's presentation.

3.    RECENTLY ISSUED ACCOUNTING STANDARDS

      In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133). SFAS 133 was subsequently amended by SFAS 137 and 138. These statements established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. It requires that entities recognize all derivatives as either assets or liabilities in the statement of financial position and measure the instruments at fair value. At December 31, 2000 and March 31, 2001, the Company had a limited number of insurance policies that would be considered derivatives for accounting purposes and had no open positions in U.S. Treasury bond futures, call options or other derivative instruments used for hedging purposes. The adoption on January 1, 2001 of this standard did not have a material impact on the Company's financial position, results of operations or cash flows.


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